UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2015

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 7.01Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K,  the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

The Company's wholly-owned subsidiary, Hyperspring LLC, has a contract (the "TVA Contract") with Tennessee Valley Authority ("TVA") to provide staff augmentation services which was to expire on May 9, 2015 and was expected to be rebid.  The TVA Contract generated approximately $ 11.6 million and $13.3 million of revenue in the years ended December 31, 2014 and 2013, respectively.  On April 6, 2015, the TVA Contract was extended until November 8, 2015.  In addition, as expected, the TVA Contract is being rebid and Hyperspring has received a Request for Proposal from TVA which is due on April 30, 2015.  The new contract will be awarded prior to November 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: April 13, 2015	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer